Exhibit 99.1

Tidelands Royalty Trust “B”

TIDELANDS ROYALTY TRUST “B”

ANNOUNCES NEW CONTACT INFORMATION

DALLAS, TEXAS, September 26, 2014 — Tidelands Royalty Trust “B” (OTC BB: TIRTZ) (“Tidelands”) today announced the new contact information for the Trust following the change of Trustee.

Southwest Bank is the new Trustee for Tidelands Royalty Trust “B”, effective May 30, 2014.

Southwest Bank’s office is located at 2911 Turtle Creek Boulevard, Suite 850, Dallas, TX 75219.

The new toll free customer service number for contacting Tidelands is 1-855-588-7839.

The Trust also has a new web address, www.tirtz-tidelands.com.

Tidelands’ cash distribution history, current and prior year financial reports, a link to filings made with the Securities and Exchange Commission and more can be found on its website at www.tirtz-tidelands.com.

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Contact:

Ron Hooper

Senior Vice President

Southwest Bank, Trustee

Toll-free – 1-855-588-7839